UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2022

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2022, the Board of Directors (the “Board”) of Warrior Met Coat, Inc. (the “Company”) adopted an amendment and restatement of the Bylaws of the Company (as amended, the “Bylaws”), effective on such date. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Bylaws. The changes to the Bylaws include the following:

•

Article II, Section 2.5 (Stockholders Meetings – Voting of Shares). This section has been revised to reflect updated Section 219(a) of the Delaware General Corporation Law (the “DGCL”), which no longer requires the Company to make the stockholder list available for inspection during a stockholders meeting. This section has also been revised to reflect updated Section 116 of the DGCL, which provides a safe harbor for the execution and delivery by electronic transmission of documents relating to a stockholder’s authorization of another person to act for the stockholder by proxy.

•

Article II, Section 2.6 (Stockholders Meetings – Adjournments). This section has been revised to reflect that notice of an adjourned meeting need not be provided if certain information about such meeting is provided in a manner permitted by the DGCL.

•	Article II, Section 2.7 (Stockholders Meetings – Advance Notice for Business). This section has been revised to define “qualified representative” for purposes of the Bylaws.

•

Article III, Section 3.2 (Directors – Advance Notice for Nomination of Directors). This section has been revised to add certain procedural and information requirements for a stockholder to nominate candidates for election as directors of the Company at stockholders meetings. This section further requires the nominee to represent that he or she will not become a party to certain Voting Commitments, as detailed in the Bylaws. Additionally, a stockholder delivering a nomination notice pursuant to the advance notice provision must fully comply with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, upon request, must deliver to the Company, no later than five business days prior to the meeting, reasonable evidence that the stockholder has satisfied Rule 14a-19(a)(3) under the Exchange Act. The procedural requirements of Section 3.2 do not affect the rights of stockholders to present a proposal at a meeting of stockholders in compliance with Rule 14a-8 under the Exchange Act and request inclusion of such proposal in the Company’s proxy statement.

In addition, certain non-substantive language and conforming changes and other technical edits and updates were made to the Bylaws. The preceding discussion of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Warrior Met Coal, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022	Warrior Met Coal, Inc.

	By:	/s/ Dale W. Boyles
	Name:	Dale W. Boyles
Chief Financial Officer